Exhibit 23.5

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of Diversified Energy Company PLC of our report dated April 30, 2025, relating to the consolidated financial statements of Maverick Natural Resources, LLC, appearing in Diversified Energy Company PLC’s Current Report on Form 6-K filed May 16, 2025.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, P.C.
Houston, Texas

May 16, 2025